Exhibit 1

Durban Roodepoort Deep To Present At BMO Nesbitt Burns 2004 Global
Resources Conference on March 2, 2004

2 March 2004

Johannesburg, South Africa - 2 March 2004 - Durban Roodepoort Deep, Limited (JSE: DUR; NASDAQ: DROOY; ASX: DRD), the world’s 9th largest gold producer, will present at the BMO Nesbitt Burns Global Resources Conference in Tampa, Florida.

Date & Time:

Tuesday, 2 March, 2004 at 15:45 PM EST

For a quick guide to the time difference between Tampa and your location, please go to www.timeanddate/worldclock

Speakers:

Mark Wellesley-Wood, Executive Chairman

Ilja Graulich, General Manager of Investor Relations

Web cast:

The live web cast will be accessible via the BMO button on the DRD website, www.drd.co.za or www.durbans.com

About Durban Roodepoort Deep

DRD is the world’s 9th largest gold producer, with mines in South Africa as well as Australasia, a key target for growth. The company has a track record of success in extending the lives of older mines safely and profitably. For fiscal year 2003, DRD produced 870 000 ounces of gold, up from under 100 000 ounces a year in 1997, when current operations were amalgamated.

DRD has primary listings on the Johannesburg (JSE:DRD) and Australian (ASX:DRD) stock exchanges and secondary listings on NASDAQ (DROOY), the London Stock Exchange and the Paris and Brussels Bourses. Its shares are also traded on the regulated unofficial market of the Frankfurt Stock Exchange and the Berlin OTC Market.

For more information, please visit www.drd.co.za or www.durbans.com

Some of the information in this media release may contain projections or other forward looking statements regarding future events or other future financial performance. We wish to caution you that these statements are only projections and those actual events or results may differ materially. In reviewing, please refer to the documents that we file from time to time with the SEC, specifically to our annual report on Form 20-F. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward looking statements, including such risks as difficulties in being a marginal producer of gold, changes and reliability of ore reserve estimates, gold price volatility, currency fluctuations, problems in the integration of operations, exploration and mining risks and a variety of risks described in our annual report on Form 20-F. We undertake no obligation to publicly release results of any of these forward looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

Cautionary note to US investors: the United States Securities and Exchange Commission permits mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use the term “resources” (which includes “measured”, “indicated”, and “inferred”) in our media releases, which the SEC guidelines strictly prohibit us from including in our filing with the SEC. US investors are urged to consider closely the disclosure in our Form 20-F, File No. 0-28800, available from us at 45 Empire Road, Parktown, Johannesburg, 2193, South Africa. You can also obtain this form from the SEC website at http://www.sec.gov/edgar.shtml

Contacts

Queries:

South Africa

Investor and Media Relations

Ilja Graulich, Durban Roodepoort Deep, Limited

+27 11 381 7826 (office)

+27 83 604 0820 (mobile)

James Duncan, Russell & Associates

+27 11 880 3924 (office)

+27 82 892 8052 (mobile)

Australasia

Investor and Media Relations

Paul Downie, Porter Novelli

+61 893 861 233 (office)

+61 414 947 129 (mobile)

North America

Investor Relations

Susan Borinelli, Breakstone & Ruth International

+1 646 536 7018 (office)

+1 917 570 8421 (mobile)

Media Relations

Jessica Anderson, Breakstone & Ruth International

+1 646 536 7002 (office)

+1 347 423 5859 (mobile)

United Kingdom/Europe

Investor and Media Relations

Phil Dexter, St James’s Corporate

+44 20 7499 3916 (office)

+44 779 863 4398 (mobile)